                                                                    Exhibit 10.3

                             SHAREHOLDERS AGREEMENT

This Shareholders Agreement (the "AGREEMENT") is made as of this 13th day of
August 2002 by and between (i) Mivtach Shamir Holdings Ltd. ("MIVTACH SHAMIR")
and (ii) Mez-Op Holdings Ltd., a company formed under the laws of the State of
Israel ("NEWCO" and together with Mivtach Shamir, each, a "SHAREHOLDER" and, collectively, the "SHAREHOLDERS").

                                    RECITALS

A.   Mivtach Shamir is a shareholder in Lipman Electronic Engineering Ltd. (the
     "COMPANY"), holding approximately 26% of the Company's issued share capital.

B.   On even date hereof, Newco is entering into a Share Purchase Agreement (the
     "SHARE PURCHASE AGREEMENT") with Aharon Lipman, Rami Lipman and Zeev Kopf, pursuant to which Newco shall (a) purchase Ordinary Shares of the Company
     ("ORDINARY SHARES") representing 12.3% of the Company's issued share capital from Aharon Lipman, Rami Lipman and Zeev Kopf (the "SELLERS"),
     which shall be delivered to Poalim Trust Services Ltd. as security for a loan given to Newco by Bank Hapoalim Ltd., and (b) receive from the Sellers and option (the "OPTION") to purchase additional Ordinary Shares of the
     Company, upon the terms and conditions more fully set forth therein;

B.   Concurrently with, and contingent upon, the closing of the purchase transaction contemplated by the Share Purchase Agreement (collectively, the
     "CLOSING"), the parties hereto wish this Agreement to become effective upon the terms more fully set forth herein;

C.   Each of the Shareholders believes it to be in the best interests of the
     Shareholders and the Company to enter into this Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

1. BOARD OF DIRECTORS

1.1 During the term of this Agreement, the Shareholders hereby agree to vote all of the Ordinary Shares now or hereafter owned by them (including without limitation, Ordinary Shares owned by them upon exercise of any options or warrants to purchase Ordinary Shares or other convertible securities of the
Company or upon conversion of convertible securities of the Company into
Ordinary Shares), whether beneficially or otherwise held by them, for the election to the Company's Board of Directors of: (i) two members designated by
Newco, (ii) three members designated by Mivtach Shamir, (iii) subject to their consent, Aharon Lipman and Rami Lipman, and (iv) subject to applicable law, two external directors on the identity of which the parties shall mutually agree.

Shareholders Agreement -- Final Execution Copy

1.2. No Shareholder, or any officer, director, shareholder or employee of such
Shareholder, makes any representation or warranty as to the fitness or competence of the nominee of any other Shareholder to the Company's Board of
Directors by virtue of its execution of this Agreement or by voting in accordance with the provisions of this Agreement. For the avoidance of doubt, each Shareholder (and the directors designated by it) shall be solely responsible for its compliance or the compliance of its designee(s) with the requirements and provisions of applicable law (including, without limitations, the provisions of Sections 226, 227, 228, 232, 252, 253-255 and 257 of the
Companies Law- 1999).

1.3. The voting of Ordinary Shares of the Company pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

1.4. In the event of any share split, share dividend, recapitalization, reorganization or combination, the provisions of this Agreement shall apply also to any Ordinary Shares issued to the Shareholders with respect to, or in replacement of, their existing shareholdings in the Company.

2. RIGHT OF FIRST OFFER; TAG-ALONG

2.1. During a period of five (5) years commencing on the date on which this
Agreement becomes effective, if any Shareholder (the "SELLING PARTY") wishes to sell or otherwise transfer Ordinary Shares of the Company, such Shareholder shall be required to first make an offer to the other Shareholder (the
"OFFEREE"), as set forth below.

2.2. The Selling Party shall send the Offeree a written offer in which the
Selling Party shall specify the following information (the "OFFER"); (i) the number of Ordinary Shares that the Selling Party proposes to sell or transfer
(the "OFFERED SHARES"); (ii) a representation and warranty that the Offered
Shares are free and clear of all pledges, debts, security interests and other third party interests; and (iii) the price that the Selling Party intends to receive in respect of the Offered Shares, which shall be stated in cash, together with the requested terms of payment thereof.

The Offer shall constitute an irrevocable offer made by the Selling Party to sell to the Offeree the Offered Shares or to have such Offeree participate in such sale, all upon the terms specified in the Offer and as described below.

2.3. If the Offer specifies that it is contingent upon the purchase of all of the Offered Shares, the Selling Party shall be entitled to refuse to transfer the Ordinary Shares pursuant to the Offer to the Offeree if the Offeree does not wish to purchase all of the Offered Shares.

Shareholders Agreement -- Final Execution Copy

2.4. The Offeree will notify the Selling Party within 10 days of receipt of the
Offer whether it (i) wishes to purchase all or any portion of the Offered
Shares, (ii) wishes to participate in the sale to the third party, or (iii) does not wish to either buy the Offered Shares or participate in the sale thereof.

2.5. If the Offeree agrees to purchase the Offered Shares on the terms specified in the Offer, the Offered Shares shall become the property of the Offeree against payment of the consideration as specified in the Offer. If there remain any Ordinary Shares that have not been acquired by the Offeree and the Selling
Party has not exercised its right to refuse to transfer any of the Offered
Shares pursuant to the Offer (as set forth in Section 2.3), then subject to the
Offeree's right under Section 2.6 below, the Selling Party may sell such
Ordinary Shares or, if it has exercised its right under Section 2.3, all Offered
Shares to a third party, provided that such sale is consummated (i) in a bona fide transaction (ii) at a price that is not lower than that specified in the
Offer; (iii) subject to payment terms that are no more favorable to the purchaser than those specified in the Offer, all within a 90 days period, and
(iv) provided that, if the sale is not carried out on the market, the transferee of the Offered Shares shall take such Offered Shares subject to all of the restrictions contained herein.

2.6. If the Offeree wishes to sell or otherwise transfer any or all of such
Offeree's Ordinary Shares together with the Offered Shares being sold by the
Selling Party, the Offeree (the "TAG ALONG SHAREHOLDER") shall, during such 10 day period, have the right to notify the Selling Party of its intention to exercise its Tag Along Right pursuant to this Section 2.6 (the "TAG ALONG
NOTICE"). Following the Tag Along Notice, the Tag Along Shareholder shall add to the Ordinary Shares being sold by the Selling Party to such proposed purchaser thereof (the "PROPOSED PURCHASER") that number of Ordinary Shares which bears the same ratio to the total number of Ordinary Shares held by the Tag Along
Shareholder, on an as if converted deemed exercised basis, as the ratio that the number of the Offered Shares bears to the Selling Party's total number of
Ordinary Shares of the Company, on an as if converted deemed fully diluted basis, and upon the same terms and conditions under which the Selling Party's
Ordinary Shares shall be sold.

In the event that the Tag Along Shareholder exercises its rights hereunder, the
Selling Party must cause the Proposed Purchaser to add such Ordinary Shares to the Offered Shares to be purchased by the Proposed Purchaser, as part of the sale agreement, or reduce the number of Ordinary Shares that it proposes to sell to the Proposed Purchaser (in which case, the Selling Party and the Tag Along
Shareholder will contribute the identical portion of Ordinary Shares relative to their total shareholdings in the Company, calculated on an as if converted and fully diluted basis), and either conclude the transaction in accordance with such revised structure or withdraw from completing the transaction.

2.7. Notwithstanding the foregoing, the provisions of this Section 2 shall not apply to any transfer of Ordinary Shares by a Shareholder to its Permitted
Transferees. For purposes of this Agreement, the term "PERMITTED TRANSFEREES"
shall mean (i) a

Shareholders Agreement -- Final Execution Copy

transferee by operation of law; (ii) in the case of a transfer by a Selling
Party that is an investment fund, any affiliated fund managed by the same general partner or management company or by an affiliate thereof and/or the investors of the investment fund and (iii) an entity controlled by, controlling, or under common control with the Selling Party or of any person set forth in (i)
- (iii).

Notwithstanding anything set forth above, in the event that a banking institution realizes its pledge over shares of the Company held by a Shareholder and wishes to sell any or all of such shares, the other Shareholder whose shares of the Company are not being sold by such banking institution shall be granted a
Right of First Offer with respect to such shares (in accordance with the provisions of Section 2.5 above) but shall not have the Tag-Along Right set forth in Section 2.6 above.

2.8. Nothwithstanding the above, the sale, in one or more instances, of shares of the Company constituting in the aggregate less than 5% of the Company's issued and outstanding share capital, shall not be subject to any of the restrictions on transfer set forth in this Section 2.

3. DISTRIBUTION OF DIVIDENDS

Subject to the provisions of applicable law, the Shareholders shall utilize their best efforts to cause the Company, during each of the five years commencing on July 1, 2002, to distribute to its shareholders all of the current earnings and profits of the Company for each such year, up to an annual amount, net after taxes (including withholding tax), of US $4.5 million. The obligations of the Shareholders in this Section 3 shall terminate on the date on which the
Company shall have distributed an aggregate net after-tax amount of US $22.5 million.

4. SHAREHOLDERS EQUITY

Subject to the provisions of applicable law and Section 3 above, the
Shareholders shall utilize their best efforts to cause the Company's shareholders' equity (i) not to be less than the Company's shareholders' equity
(in US dollars) as of March 31, 2002 (i.e., US $55.5 million), and (ii) to be equal to at least 50% of the total assets of the Company, as reflected in its
Financial Statements.

For purposes of this Agreement, "Financial Statements" shall mean the audited consolidated and adjusted financial statements of the Company as of the end of each fiscal period, including its statements of income, cash-flow and changes in shareholder equity for the periods ended thereon, prepared in accordance with generally accepted accounting principles in Israel by a recognized firm of independent certified public accountants.

Shareholders Agreement -- Final Execution Copy

5. DISCUSSIONS PRIOR TO MEETINGS

The Shareholders shall meet prior to each General Meeting of shareholders of the
Company and will review, discuss and attempt to reach a unified position with respect to principal issues on the agenda of each such meeting such as the appointment of a chairman of the Board of Directors, approval of any merger or acquisition, sale of all or substantially all of the Company's assets, granting of stock options, creation of any debt (other than in the ordinary course of business), distribution of dividends, etc.

6. TERM OF THE AGREEMENT

6.1. This Agreement shall come into effect on the date of the Closing of the
Share Purchase Agreement.

6.2. This Agreement shall remain in effect for as long as either of the
Shareholders has not disposed of more than 60% of the Ordinary Shares of the
Company held by such Shareholder on the date of the Closing.

7. MISCELLANEOUS

7.1. The Preamble constitutes an integral part of this Agreement.

7.2. Each Shareholder shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

7.3. This Agreement shall be governed by the laws of the State of Israel. Any dispute arising under or with respect to this Agreement shall be resolved exclusively in the appropriate court in Tel Aviv, Israel.

7.4. All notices required or permitted hereunder to be given to a party pursuant to this Agreement shall be in writing and shall be deemed to have been duly given to the addressee thereof (i) if hand delivered, on the day of delivery,
(ii) if given by facsimile transmission, on the business day on which such transmission is sent and confirmed, or (iii) if delivered by air mail, five business days following the date it was sent, to such party's address as set forth below or at such other address as such party shall have furnished to each other party in writing in accordance with this provision:

if to Mivtach Shamir:    Mivtach Shamir Holdings Ltd.
                         Sharbat Bldg. 15 floor
                         4 Koyfman St., Tel-Aviv 68012
                         Tel: 03-5162626
                         Fax: 03-5105836

Shareholders Agreement -- Final Execution Copy

if to Newco:        Mez-Op Holdings Ltd.
                    c/o First Israel Mezzanine Investors Ltd.
                        FIMI 2001 Ltd.
                        "Rubinstein House"
                        37 Petach Tikva Road
                        Tel: 03-5652244
                        Fax: 03-5652245

7.5. Nothing contained in this Agreement shall be deemed to grant any right to any person or entity that is not a party to this Agreement.

7.6. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

7.7. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

7.8. This Agreement, together with the documents expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings among the parties with respect to such subject matter.

7.9. No modification, amendment or waiver (each, a "MODIFICATION") of any provision of this Agreement will be effective against any party to this
Agreement unless such Modification is approved in writing by such party. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

7.10. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

Shareholders Agreement -- Final Execution Copy

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MIVTACH SHAMIR HOLDINGS LTD.

By /s/ Meir Shamir
   -----------------------
Name   Meir Shamir
Title  Chairman

MEZ-OP HOLDINGS LTD.

By /s/ Ishay Davidi
  -------------------------
Name  Ishay Davidi
Title Director